USAA TAX EXEMPT FUND, INC.

                             Articles Supplementary


         USAA Tax Exempt Fund, Inc., a Maryland Corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: (a) In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has heretofore authorized the issuance of 5,000,000,000 shares of capital stock of the Corporation ($.01 par value per share).

              (b) In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby increases the aggregate number of shares of stock of the classes of shares designated as the California Bond Fund and the Virginia Bond Fund by classifying an additional 10,000,000 shares of the authorized and unissued stock of the Corporation into the California Bond Fund and by classifying an additional 10,000,000 shares of the authorized and unissued stock of the Corporation into the Virginia Bond Fund.

     THIRD: The additional shares of the California Bond Fund and the Virginia Bond Fund shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as are described in Article VI of the Articles of Incorporation.

     FOURTH: (a) As of immediately before and after the increase in the total number of shares classified as shares of the California Bond Fund and the Virginia Bond Fund, the total number of shares of stock of all classes that the Corporation had and has authority to issue was and is 5,000,000,000 shares ($.01 par value per share).

              (b) Before the increase in the total number of shares classified as shares of the California Bond Fund and the Virginia Bond Fund, there were classified 175,000,000 shares of the Long-Term Fund, 170,000,000 shares of the Intermediate-Term Fund, 135,000,000 shares of the Short- Term Fund, 2,600,000,000 shares of the Tax Exempt Money Market Fund, 50,000,000 shares of the California Bond Fund, 425,000,000 shares of the California Money Market Fund, 25,000,000 shares of the New York Bond Fund, 100,000,000 shares of the New York Money Market Fund, 35,000,000 shares of the Virginia Bond Fund and 175,000,000 shares of the Virginia Money Market Fund.

              (c) After the increase in the total number of shares classified as shares of the California Bond Fund and the Virginia Bond Fund, there are classified 175,000,000 shares of the Long- Term Fund, 170,000,000 shares of the Intermediate-Term Fund, 135,000,000 shares of the Short-Term Fund, 2,600,000,000 shares of the Tax Exempt Money Market Fund, 60,000,000 shares of the California Bond Fund, 425,000,000 shares of the California Money Market Fund, 25,000,000 shares of the New York Bond Fund, 100,000,000 shares of the New York Money Market Fund, 45,000,000 shares of the Virginia Bond Fund and 175,000,000 shares of the Virginia Money Market Fund.

              (d) As of immediately before and after the increase in the total number of shares classified as shares of the California Bond Fund and the Virginia Bond Fund, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation was and is $50,000,000.

IN WITNESS WHEREOF, USAA Tax Exempt Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on July 9, 1997.

WITNESS:                            USAA TAX EXEMPT FUND, INC.




/S/ ALEX M. CICCONE                 /S/ JOHN W. SAUNDERS, JR.
-------------------------           ------------------------------------
Alex M. Ciccone                     John W. Saunders, Jr
Assistant Secretary                 Vice President

         THE UNDERSIGNED, Vice President of USAA Tax Exempt Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


USAA TAX EXEMPT FUND, INC.




/S/ JOHN W. SAUNDERS, JR.
------------------------------
John W. Saunders, Jr.
Vice President